EXHIBIT 10.2

PEPSIAMERICAS, INC.

DEBT SECURITIES

TERMS AGREEMENT

January 5, 2005

PepsiAmericas, Inc.

4000 Dain Rauscher Plaza

60 South Sixth Street

Minneapolis, Minnesota 55402

Attention:  G. Michael Durkin, Jr.

Ladies and Gentlemen:

On behalf of the several Underwriters named in Schedule A hereto (“Underwriters”) and for their respective accounts, we offer to purchase, on and subject to the terms and conditions of the Underwriting Agreement dated January 5, 2005 between PepsiAmericas, Inc. (“Company”) and the Underwriters (“Underwriting Agreement”), the following securities (“Securities”) on the following terms:

Title:  4.875% Notes due 2015.

Interest Rate: 4.875% per year.

Stated Maturity: January 15, 2015, unless redeemed earlier at the Company’s option.

Principal Amount: $300,000,000.

Denominations: $1,000 and integral multiples in excess thereof.

Interest Payment Dates:  Payable semiannually in arrears on each January 15 and July 15, beginning July 15, 2005, to holders of record on the immediately preceding January 1 or July 1, as the case may be.

Interest Accrual:  From and including the Issue Date to but excluding January 15, 2015, computed on the basis of a 360-day year consisting of twelve 30-day months.

Original Issue Discount:  None.

Price to Public:  99.717% of principal amount, plus accrued interest, if any, from and including January 10, 2005.

Purchase Price (to be paid in immediately available funds):  99.067% of the principal amount.

Optional Redemption by Company:  Redeemable, in whole or in part, at the Company’s option at any time and from time to time upon not fewer than 30 nor more than 60 days’ prior written notice to the holders thereof, at the Redemption Price, together with unpaid interest accrued to the Redemption Date.

The “Redemption Price” equals the greater of:

(1)           100% of the principal amount of the Notes being redeemed; and

(2)           as determined by an Independent Investment Banker, the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed from the Redemption Date (exclusive of interest payable on such Redemption Date) through the Stated Maturity, discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 0.125%.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes to be redeemed.

“Comparable Treasury Price” means, with respect to any Redemption Date, (i) the arithmetic average of at least three Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations or (ii) if fewer than five Reference Treasury Dealer Quotations are obtained, the arithmetic mean of all such obtained Reference Treasury Dealer Quotations.

“Independent Investment Banker” means one of the Redemption Treasury Dealers appointed by the Trustee after consultation with the Company.

“Redemption Date” means the date or dates specified by the Company for the redemption of the Notes pursuant to the Company’s optional redemption right.

“Redemption Treasury Dealer” means Banc of America Securities LLC, Citigroup Global Markets Inc., J.P. Morgan Securities Inc., Wachovia Capital Markets, LLC, BNP Paribas Securities Corp., Wells Fargo Brokerage Services, LLC, Loop Capital Markets, LLC and their respective successors.  If any of the Redemption Treasury Dealers ceases to be a primary U.S. government securities dealer in New York City (a “Primary Treasury Dealer”), we may substitute another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Redemption Treasury Dealer and any Redemption Date, the arithmetic average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Redemption Treasury Dealer at 5:00 p.m. (New York City time) on the third Business Day before such Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date, (i) the yield, under the heading which represents the average for the week immediately prior to the third Business Day before such Redemption Date, appearing in the most recently published statistical release designated H.15(519) or any successor publication which is published weekly by the Federal Reserve and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the remaining term of the Notes to be redeemed (if no maturity is within three months before or after such remaining term, yields for the two published maturities most closely corresponding to such remaining term shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the third Business Day before such Redemption Date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue for the Notes to be redeemed, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

Optional Redemption by Holder:  None.

Sinking Fund:  None.

Trade Date:  January 5, 2005.

Closing (Issue Date):  9:30 a.m., Minneapolis, Minnesota, time, January 10, 2005 in federal (same day) funds payable to the Company’s account.

Delayed Delivery Contracts:  None.

Representatives:  Banc of America Securities LLC and Citigroup Global Markets Inc.

Exact name in which the Note or Notes are to be registered (registered owner):  Cede & Co.

Settlement and Trading:  Book-entry only via DTC.

Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the Underwriting Agreement.

The respective principal amounts of the Securities to be purchased by each of the Underwriters are set forth opposite their names in Schedule A hereto.

It is understood that we may, with your consent, amend this offer to add additional Underwriters and to reduce the aggregate principal amount to be purchased by the Underwriters listed in Schedule A hereto by the aggregate principal amount to be purchased by such additional Underwriters.

The provisions of the Underwriting Agreement are incorporated herein by reference.

The form of Security will be made available for checking at the office of Sidley Austin Brown & Wood LLP, 787 Seventh Avenue, New York, NY 10019 at least 24 hours prior to the Issue Date.

* * * *

Please signify your acceptance of the foregoing by return wire not later than 3:00 p.m. today.

Very truly yours,

BANC OF AMERICA SECURITIES LLC
CITIGROUP GLOBAL MARKETS INC.
J.P. MORGAN SECURITIES INC.
WACHOVIA CAPITAL MARKETS, LLC
BNP PARIBAS SECURITIES CORP.
WELLS FARGO SECURITIES, LLC
LOOP CAPITAL MARKETS, LLC

			By:	BANC OF AMERICA SECURITIES LLC

				By:	/s/ Peter J. Carbone
Name: Peter J. Carbone
Title: Vice President
Accepted and agreed to as of the date set forth above.

PEPSIAMERICAS, INC.

By:	/s/	G. Michael Durkin, Jr.
Name:		G. Michael Durkin, Jr.
Title:		Executive Vice President and Chief Financial Officer

SCHEDULE A

Underwriter	Principal Amount of Notes

Banc of America Securities LLC	$90,000,000
Citigroup Global Markets Inc.	90,000,000
J.P. Morgan Securities Inc.	40,000,000
Wachovia Securities, Inc.	40,000,000
BNP Paribas Securities Corp.	25,000,000
Wells Fargo Securities, LLC	10,000,000
Loop Capital Markets, LLC	5,000,000

Total	$300,000,000